

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           3,808
<INT-BEARING-DEPOSITS>                           9,633
<FED-FUNDS-SOLD>                                14,034
<TRADING-ASSETS>                                 7,911
<INVESTMENTS-HELD-FOR-SALE>                        722<F1>
<INVESTMENTS-CARRYING>                             536<F1>
<INVESTMENTS-MARKET>                               543<F1>
<LOANS>                                         27,663
<ALLOWANCE>                                      (743)
<TOTAL-ASSETS>                                  75,747
<DEPOSITS>                                      33,235
<SHORT-TERM>                                    25,406
<LIABILITIES-OTHER>                              1,964
<LONG-TERM>                                      2,274
<COMMON>                                           467
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        491
<OTHER-SE>                                       3,746<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                  75,747
<INTEREST-LOAN>                                  1,793
<INTEREST-INVEST>                                   67
<INTEREST-OTHER>                                 1,141
<INTEREST-TOTAL>                                 3,330
<INTEREST-DEPOSIT>                                 989
<INTEREST-EXPENSE>                               2,240
<INTEREST-INCOME-NET>                            1,090
<LOAN-LOSSES>                                      235
<SECURITIES-GAINS>                                   0<F3>
<EXPENSE-OTHER>                                  1,468<F4>
<INCOME-PRETAX>                                    904
<INCOME-PRE-EXTRAORDINARY>                         590
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       590
<EPS-PRIMARY>                                     6.16
<EPS-DILUTED>                                     6.00
<YIELD-ACTUAL>                                    2.45
<LOANS-NON>                                        133
<LOANS-PAST>                                        96
<LOANS-TROUBLED>                                     2
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   723
<CHARGE-OFFS>                                      183
<RECOVERIES>                                        48
<ALLOWANCE-CLOSE>                                  743
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> In addition to the investment securities disclosed in this Financial Data
     Schedule, the Corporation has investment securities in its venture capital business. These securities had a carrying value of $878 million as of September 30, 1995.

<F2> Treasury stock of $282 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains/losses do not include the Corporation's equity securities gains which totalled $181 million.

<F4> Other expenses include: Salaries and Employee benefit expense of $710 million, Occupancy expense of $116 million, Equipment rentals, depreciation and maintenance expense of $93 million, and other expenses which totalled $549 million.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's Form 10-K and are therefore not included in this Financial Data Schedule.

